Centennial Resource Development, Inc. Announces Third Quarter 2016 Results
Denver, Colorado, November 9, 2016 – Centennial Resource Development, Inc. (the “Company”) (NASDAQ: CDEV, CDEVW) today announced the financial and operating results of its subsidiary, Centennial Resource Production, LLC (“CRP”), for the third quarter of 2016. The Company completed its acquisition of an approximate 89% membership interest in CRP on October 11, 2016, and such membership interest constitutes the only significant asset of the Company.
Recent significant events that occurred in October 2016 include the following:

•	On October 11, 2016, the Company consummated the previously announced acquisition of approximately 89% of the outstanding membership interests in CRP.

•	The Company fully repaid $189 million of outstanding debt of CRP at the closing of the acquisition.

•
CRP amended its credit agreement to increase the borrowing base under the revolving credit facility from $140 million to $200 million, leaving $199.6 million in borrowing capacity, net of $0.4 million of outstanding letters of credit at the closing.

CRP's financial and operating performance and significant events for the third quarter of 2016 include the following highlights:

•	Average daily production totaled 8,903 barrels of oil equivalents ("Boe") per day and CRP's average daily oil production was 6,109 barrels per day, representing approximately 69% of total production.

•	Revenue for the quarter totaled $27.3 million, with oil revenues representing approximately 86% of total revenues.

•	Average realized oil price was $41.62 per barrel, excluding the impact of commodity derivative transactions.

•	Lease operating costs, including workover expenses, totaled $3.7 million for the quarter or $4.46 per Boe.

•
CRP had one rig running for most of the third quarter, spudded four wells and completed two wells. The completed wells had an average effective lateral length of 4,496’ and an average field estimate cost of $5.1 million. These wells averaged 17 days from spud to total depth.

•	CRP incurred capital costs of approximately $24 million, excluding leasing and acquisition costs, during the third quarter.

•	During the third quarter, CRP completed its third party crude midstream system and is now piping the majority of its crude to either Midland or Crane, Texas.

Hedge Position
The following table illustrates CRP's derivative positions as of September 30, 2016:

	2016	2017
Crude Oil Swaps:
Notional volume (Bbl)	193,200	675,250
Weighted average floor price ($/Bbl)	$55.21	$50.41
Crude Oil Basis Swaps:
Notional volume (Bbl)	320,300	127,750
Weighted average floor price ($/Bbl)	$(0.45)	$(0.20)
Natural Gas Swaps:
Notional volume (MMBtu)	—	1,460,000
Weighted average floor price ($/MMBtu)	—	$2.94
Other Information
The Company has planned to host a conference call to discuss CRP's third quarter 2016 results at 8:00 a.m., Mountain time, on Thursday, November 10, 2016. Anyone wishing to participate may do so in the following ways:

•
At the Company’s website: www.cdevinc.com. To participate in the audio-only webcast, please log on 15 minutes in advance of the scheduled call to download the necessary software. A webcast replay will be available approximately two hours after the conference call and will be available through November 17, 2016.

•	By telephone: The telephone dial-in number in the U.S. is (844) 348-0017. For participants outside of the U.S., the dial-in number is (213) 358-0877. The conference ID number is 12970930.

•
If you are unable to participate in the original conference call, a replay will be available beginning at approximately 11:00 a.m., Mountain time, on November 10, 2016, and ending at 11:00 a.m., Mountain time, on November 17, 2016. The replay dial-in number for U.S. participants is (855) 859-2056 and for participants outside of the U.S. is (404) 537-3406. The replay conference ID number is 12970930.

About Centennial Resource Development, Inc.
Centennial Resource Development, Inc., is an independent oil and natural gas company focused on the development and acquisition of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin. The Company’s assets and operations, which are held and conducted through CRP, are concentrated in the Delaware Basin, a sub-basin of the Permian Basin. For additional information about the Company, please visit www.cdevinc.com.
Cautionary Note Regarding Forward-Looking Statements
The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact included in this press release, regarding our strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events.
Forward-looking statements may include statements about:
•    our business strategy;
•    our reserves;
•    our drilling prospects, inventories, projects and programs;
•    our ability to replace the reserves we produce through drilling and property acquisitions;
•    our financial strategy, liquidity and capital required for our development program;
•    our realized oil, natural gas and natural gas liquids (“NGL”) prices;

•    the timing and amount of our future production of oil, natural gas and NGLs;
•    our hedging strategy and results;
•    our future drilling plans;
•    our competition and government regulations;
•    our ability to obtain permits and governmental approvals;
•    our pending legal or environmental matters;
•    our marketing of oil, natural gas and NGLs;
•    our leasehold or business acquisitions;
•    our costs of developing our properties;
•    general economic conditions;
•    credit markets;
•    uncertainty regarding our future operating results;
•    our plans, objectives, expectations and intentions contained in this press release that are not historical; and
•    the other factors described in our Registration Statement on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on October 31, 2016 (the “Registration Statement”), and any updates to those factors set forth in our subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.
We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures and the other risks described under “Risk Factors” in the Registration Statement beginning on page 8.
Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reserve engineers. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered.
Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue.
Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.
Contact:
George S. Glyphis
Chief Financial Officer
(720) 441-5515
SOURCE: Centennial Resource Development, Inc.

Non-GAAP Financial Measure
In this press release, we refer to CRP’s Adjusted EBITDAX, a supplemental non-GAAP financial measure used by our management and external users of our financial statements, such as industry analysts, investors, lenders and rating agencies. We define CRP’s Adjusted EBITDAX as net income (loss) before interest expense, income taxes, depreciation, depletion and amortization and accretion of asset retirement obligations, abandonment expense and impairment of unproved properties, (gains) losses on derivatives excluding net cash receipts (payments) on settled derivatives, non-cash equity based compensation, gains and losses from the sale of assets and other non-cash and non-recurring operating items. Adjusted EBITDAX is not a measure of net income as determined by United States generally accepted accounting principles (“GAAP”).
Our management believes CRP’s Adjusted EBITDAX is useful because it allows them to more effectively evaluate the operating performance of CRP and compare the results of its operations from period to period and against its peers without regard to CRP’s financing methods or capital structure. We exclude the items listed above from net income in arriving at CRP’s Adjusted EBITDAX because these amounts can vary substantially from company to company within the oil and natural gas industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired. CRP’s Adjusted EBITDAX should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of CRP’s operating performance or liquidity. Certain items excluded from Adjusted EBITDAX are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic costs of depreciable assets, none of which are components of CRP’s Adjusted EBITDAX. CRP’s presentation of Adjusted EBITDAX should not be construed as an inference that its results will be unaffected by unusual or non-recurring items. CRP’s computations of Adjusted EBITDAX may not be comparable to other similarly titled measures of other companies.
The following table presents a reconciliation of Adjusted EBITDAX to net income, Management's most directly comparable financial measure calculated and presented in accordance with U.S. GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands)
Adjusted EBITDAX reconciliation to net income:
Net income (loss)	$(5,134)	$3,326	$(35,727)	$(25,282)
Interest expense	1,983	1,469	5,422	4,743
Income tax benefit	—	—	(406)	—
Depreciation, depletion and amortization and accretion of asset retirement obligations	18,454	19,880	60,939	64,003
Abandonment expense and impairment of unproved properties	1,649	—	2,546	3,851
Loss (gain) on derivatives	(1,741)	(13,344)	4,184	(12,320)
Net cash receipts on settled derivatives	1,952	9,185	16,623	25,972
Contract termination and rig stacking	—	221	—	2,388
Gain on sale of assets	(15)	(9)	(11)	(2,688)
Adjusted EBITDAX	$17,148	$20,728	$53,570	$60,667

Centennial Resource Development, Inc.
Operating Highlights
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues (in thousands):
Oil sales	$23,388	$18,913	$56,975	$59,068
Natural gas sales	2,629	2,054	5,717	6,082
NGL sales	1,304	926	3,097	3,590
Total Revenues	$27,321	$21,893	$65,789	$68,740
Average sales price (1):
Oil (per Bbl)	$41.62	$42.31	$37.48	$44.45
Natural gas (per Mcf)	2.67	2.85	2.24	2.76
NGL (per Bbl)	14.02	10.89	12.80	14.83
Total (per BOE)	$33.36	$33.58	$30.08	$35.45
Average sales price (effect of cash derivatives):
Oil (per Bbl)	$3.47	$19.99	$10.94	$18.85
Natural gas (per Mcf)	$—	$0.35	$—	$0.42
Production:
Oil (MBbls)	562	447	1,520	1,329
Natural gas (MMcf)	984	721	2,551	2,205
NGLs (MBbls)	93	85	242	242
Total (MBoe)(2)	819	652	2,187	1,939
Average daily production volume:
Oil (Bbls/d)	6,109	4,859	5,547	4,868
Natural gas (Mcf/d)	10,696	7,837	9,310	8,077
NGLs (Bbls/d)	1,011	924	883	886
Total (Boe/d)(2)	8,903	7,089	7,982	7,101

(1)	Average prices shown in the table reflect prices before the effects of CRP’s realized commodity derivative transactions.

(2)	Total may not sum or recalculate due to rounding.

Centennial Resource Development, Inc.
Operating Expenses
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Operating Expenses (in thousands):
Lease operating expenses	$3,656	$4,355	$10,295	$17,317
Severance and ad valorem taxes	1,432	1,555	3,523	3,833
Transportation, processing, gathering and other operating expense	1,787	1,424	4,375	4,352
Depreciation, depletion, amortization and accretion of asset retirement obligations	18,454	19,880	60,939	64,003
Abandonment expense and impairment of unproved properties	1,649	—	2,546	3,851
Contract termination and rig stacking	—	221	—	2,388
General and administrative expenses	5,250	3,007	10,655	8,538
Total operating expenses before gain on oil and natural gas properties	32,228	30,442	92,333	104,282
Gain on sale of oil and natural gas properties	(15)	(9)	(11)	(2,688)
Total operating expenses after gain on oil and natural gas properties	$32,213	$30,433	$92,322	$101,594
Expenses per Boe:
Lease operating expenses	$4.46	$6.68	$4.71	$8.93
Severance and ad valorem taxes	1.75	2.38	1.61	1.98
Transportation, processing, gathering and other operating expense	2.18	2.18	2.00	2.24
Depreciation, depletion, amortization and accretion of asset retirement obligations	22.53	30.49	27.86	33.01
Abandonment expense and impairment of unproved properties	2.01	—	1.16	1.99
Contract termination and rig stacking	—	0.34	—	1.23
General and administrative expenses	6.41	4.61	4.87	4.40
Total operating expenses per Boe	$39.34	$46.68	$42.21	$53.78

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Definitions
per Bbl	U.S. Dollars per barrel
per Boe	U.S. Dollars per barrel of oil equivalent
per Mcf	U.S. Dollars per thousand cubic feet
MBbls	Thousand barrels per day
MBoe	Thousand barrels of oil equivalent
MMcf	Million cubic feet